Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2007 relating to the financial statements and financial statement schedules, which appears in Eastern Insurance Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Philadelphia, PA

April 2, 2007